Exhibit 99.2

URBAN OUTFITTERS, INC.

First Quarter Results

Philadelphia, PA – May 10, 2007

For Immediate Release	Contact:	John Kyees
Chief Financial Officer
(215) 454-5500

Urban Outfitters Announces Record Q1 Earnings

Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle consumer products company operating under the Anthropologie, Free People and Urban Outfitters brands, today announced that earnings for the three months ended April 30, 2007, increased 45% to $29.4 million or $0.17 per diluted share.

As stated in the Company’s previous sales release on May 8, 2007, total sales for the first quarter increased 16% to a record $314.5 million. Comparable store sales at Anthropologie and Free People were up 2% and 8%, respectively and down 5% at our Urban Outfitters stores. Total Company comparable store sales decreased 2%. Direct-to-consumer sales jumped 30% and Free People Wholesale sales rose 12% for the quarter.

“We are encouraged by the customer reaction to our assortments so far this May, and based on these results, remain guardedly optimistic about achieving our modest financial plan in the second quarter,” said Richard A. Hayne, Chairman and President.

Net sales for the periods were as follows:

	Three months ended April 30,
	2007	2006
	(in thousands)
Urban Outfitters store sales	$129,908	$117,113
Anthropologie store sales	118,599	99,928
Direct-to-consumer sales	43,507	33,486
Free People sales	22,530	19,480

Total net sales	$314,544	$270,007

For the three months ended April 30, 2007, gross profit margins were relatively flat to last year. Total Company inventories grew by $27.4 million or 19.5% on a year-over-year basis as of April 30, 2007. The acquisition of inventory to stock new retail stores was the primary factor for this increase. Total comparable store inventories increased by 3%, but declined by 5% on a per unit basis.

For the three months ended April 30, 2007, selling, general and administrative expenses, expressed as a percentage of net sales, increased by 20 basis points versus the comparable quarter last year. This increase was primarily caused by the effect of ‘comp’ store sales declines on fixed store related expenses.

The Company’s tax rate improved to 22.3% or $0.03 per diluted share from 38.4% based upon receipt of certification for work performed on the development of its new offices that qualifies for certain one-time federal tax incentives and the benefit of certain reorganization efforts. Excluding the one-time federal tax incentive benefit the Company’s estimated annual effective tax rate would have been approximately 36.2%, which the Company expects to maintain in FY08.

During the first quarter, the Company opened four new Urban Outfitters stores and two new Anthropologie stores or six new stores in total. The Company plans to open at least 38 new stores during fiscal year 2008.

Urban Outfitters, Inc. is an innovative specialty retailer and wholesaler which offers a variety of lifestyle merchandise to highly defined customer niches through 110 Urban Retail stores in the United States, Canada, and Europe; two Urban Outfitters web sites and an Urban catalog; 95 Anthropologie Retail; an Anthropologie catalog and web site; and Free People, the Company’s wholesale division, which sells its product to approximately 1,500 specialty stores, department stores and catalogs, as well as through 8 Free People stores, a web-site and catalog.

A conference call will be held today to discuss first quarter results and will be web cast at 11:00 a.m. EDT on: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115825&eventID=1541702

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and the resultant impact on consumer spending patterns, including any effects of terrorist acts or war, availability of suitable retail space for expansion, timing of store openings, seasonal fluctuations in gross sales, the departure of one or more key senior managers, import risks, including potential disruptions and changes in duties, tariffs and quotas and other risks identified in filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2007	2006
Net sales	$314,544	$270,007
Cost of sales, including certain buying, distribution and occupancy costs	201,929	173,239

Gross profit	112,615	96,768
Selling, general and administrative expenses	76,599	65,217

Income from operations	36,016	31,551
Other income, net	1,802	1,412

Income before income taxes	37,818	32,963
Income tax expense	8,451	12,664

Net income	$29,367	$20,299

Net income per common share:
Basic	$0.18	$0.12

Diluted	$0.17	$0.12

Weighted average common shares outstanding:
Basic	164,826,058	164,576,157

Diluted	168,799,775	168,020,879

PERCENT OF NET SALES
Net sales	100%	100%
Cost of sales, including certain buying, distribution and occupancy costs	64.2	64.2

Gross profit	35.8	35.8
Selling, general and administrative expenses	24.4	24.1

Income from operations	11.4	11.7
Other income, net	0.6	0.5

Income before income taxes	12.0	12.2
Income tax expense	2.7	4.7

Net income	9.3%	7.5%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	April 30, 2007	January 31, 2007	April 30, 2006
Assets
Current assets:
Cash and cash equivalents	$31,171	$27,267	$28,106
Marketable securities	133,508	132,011	146,725
Accounts receivable, net of allowance for doubtful accounts of $820, $849 and $753, respectively	22,037	20,871	23,686
Inventories	168,131	154,387	140,726
Prepaid expenses, deferred taxes and other current assets	33,927	31,869	38,299

Total current assets	388,774	366,405	377,542

Property and equipment, net	455,601	445,698	335,307
Marketable securities	62,865	62,322	63,711
Deferred income taxes and other assets	30,046	24,826	22,375

	$937,286	$899,251	$798,935

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$61,794	$57,934	$57,468
Accrued expenses, accrued compensation and other current liabilities	72,076	77,384	77,641

Total current liabilities	133,870	135,318	135,109

Deferred rent and other liabilities	91,620	88,650	78,017

Total liabilities	225,490	223,968	213,126

Shareholders’ equity:

Common shares; $.0001 par value, 200,000,000 shares authorized, 165,555,935, 164,987,463 and 165,137,317 issued and outstanding, respectively	17	17	17
Additional paid-in capital	135,334	128,586	138,054
Retained earnings	571,111	542,396	446,489
Accumulated other comprehensive income	5,334	4,284	1,249

Total shareholders’ equity	711,796	675,283	585,809

	$937,286	$899,251	$798,935

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2007	2006
Cash flows from operating activities:
Net income	$29,367	$20,299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,540	11,937
Stock-based compensation expense	757	691
Loss on disposition of property and equipment, net	105	275
Excess tax benefits from stock-based compensation	(4,223)	(1,808)
Changes in assets and liabilities:
Increase in receivables	(1,111)	(9,330)
Increase in inventories	(13,585)	(146)
(Increase) decrease in prepaid expenses and other assets	(2,043)	2,007
Increase in payables, accrued expenses and other liabilities	3,716	11,114

Net cash provided by operating activities	29,523	35,039

Cash flows from investing activities:
Cash paid for property and equipment	(29,435)	(55,692)
Purchases of marketable securities	(33,013)	(35,607)
Sales and maturities of marketable securities	30,675	31,061

Net cash used in investing activities	(31,773)	(60,238)

Cash flows from financing activities:
Exercise of stock options	1,767	1,410
Excess tax benefits from stock-based compensation	4,223	1,808

Net cash provided by financing activities	5,990	3,218

Effect of exchange rate changes on cash and cash equivalents	164	175

Increase (decrease) in cash and cash equivalents	3,904	(21,806)

Cash and cash equivalents at beginning of period	27,267	49,912

Cash and cash equivalents at end of period	$31,171	$28,106